  (11)--STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



                                                              For the                                     For the
                                                         Three Months Ended                          Three Months Ended
                                                           September 30,                               September 30,
                                                     =============================               ============================
                                                        1994               1993                      1994             1993
                                                     ----------         ----------               -----------       ----------
Primary
  Average shares outstanding                          2,696,400          2,740,985                 2,696,025        2,805,495
                                                     ==========         ==========               ===========       ==========

Net Loss                                              ($172,000)          ($69,000)              ($1,415,000)       ($715,000)
                                                     ==========         ==========               ===========       ==========

Net Loss per share                                       ($0.06)            ($0.03)                   ($0.52)          ($0.25)
                                                     ==========         ==========               ===========       ==========



Common stock options are not included in earnings per share computations since their effect is not significant or is antidilutive.






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